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                                                                   EXHIBIT 10.7


                      SERVICE AND NONCOMPETITION AGREEMENT


         THIS SERVICE AND NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of June 19, 2001, between CNB Financial Corp., a New York corporation ("CNB"), NBT Bancorp Inc., a Delaware corporation (the "Company"), and Donald L. Brass ("Executive"); and

         WHEREAS, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of the date hereof, by and between CNB and the Company (the "Merger Agreement"), CNB will merge into the Company (the "Merger"); and

         WHEREAS, CNB and the Company have determined that it is critical that Executive continue to serve as Chief Executive Officer of CNB through the date of the consummation of the Merger pursuant to the Merger Agreement (the "Effective Time"); and

         WHEREAS, because of Executive's abilities and his knowledge of, and reputation in, the markets where CNB conducts its business, the Company has determined that it is essential to obtain a commitment from Executive not to compete against the Company in those markets and not to solicit to employee the Company's employees for a three year period after the Effective Time.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, it is hereby agreed as follows:

         1. SERVICE AS CHIEF EXECUTIVE OFFICER. In recognition of the importance of maintaining the current leadership of CNB through the Effective Time and in light of the fact that the Company will terminate Executive's employment after the Effective Time, Executive agrees that he shall continue to serve as Chief Executive Officer of CNB until the earliest of (i) the Effective Time, (ii) the date that the Merger Agreement is terminated in accordance with Section 12 thereof, and (iii) the date that CNB terminates Executive's employment for any reason. Executive further agrees that, for the 30 day period prior to the Effective Time, any vacation to be taken by Executive shall be scheduled in consultation with the Company and shall be available only to the extent it does not materially interfere with consummation of the Merger.

         2. COVENANT NOT TO COMPETE.

            (a) The parties acknowledge: (i) that as a result of the Merger, the Company will be engaged in the business of banking in those markets where CNB currently conducts its banking business; (ii) that Executive has developed special expertise and a recognized reputation in CNB's current markets; and
(iii) that if Executive were to undertake efforts in competition with the Company in CNB's current market areas the result would be substantial and irreparable damage to the Company.

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            (b) For the three year period commencing at the Effective Time,
Executive shall not solicit or accept, directly or by assisting others, any business (other than business in an area outside of twenty miles in which the Company or any of its subsidiaries is competitively engaged) customers or prospective customers of the Company whom Executive has served or solicited during the course of his employment by CNB.

            (c) For the three year period commencing at the Effective Time, Executive shall not, directly or indirectly, either for Executive's own benefit or purpose or for the benefit or purpose of any person or entity other than the Company or any of its subsidiaries, employ or offer to employ, call on, or actively interfere with the Company's or any of its subsidiaries' relationship with, or attempt to divert or entice away, any officer of the Company or any of its subsidiaries who was an officer of CNB or any of its subsidiaries immediately prior to the Effective Time.

            (d) Executive recognizes that his obligations under Section 2 hereof (the "Restrictive Covenant") is a reasonable means of protecting the Company from competition by him and agrees that any breach of the Restrictive Covenant may result in irreparable damage and injury to the Company, and that the Company will be entitled to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond.

         3. CONFIDENTIALITY.

            (a) Executive shall hold in strict confidence and shall not disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company, any trade secrets, customer lists or other proprietary information of the Company obtained by Executive while serving as Chief Executive Officer of CNB.

            (b) Notwithstanding the foregoing limitations, Executive shall not be required to keep confidential pursuant to this Section 3 any confidential or proprietary information that: (i) is known or available through other lawful sources, (ii) is or becomes publicly known or generally known in the industry through no fault of Executive or his agents, or (iii) is required to be disclosed pursuant to any statutes, laws, rules, regulations, ordinances, codes, directives, writs, injunctions, decrees, judgments and orders of any governmental body.

         4. COMPENSATION. In consideration of Executive's continued service as Chief Executive Officer, the Restrictive Covenant, and Executive's other obligations hereunder, the Company agrees that:

            (a) The Company shall pay to Executive at the Effective Time a lump sum amount, in cash, equal to $1,100,000.


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            (b) For a period of three years after the Effective Time, the
Company shall provide to Executive, at no cost to him, life insurance and health insurance (collectively, "Welfare Benefits") that are not less favorable in all respects to those that Executive was receiving immediately prior to the Effective Time; provided, however, that the medical coverage provided shall be family medical coverage that also covers Executive's spouse and any dependents. Executive will be entitled to elect to change his level of coverage and/or his choice of coverage options with respect to the Welfare Benefits provided by the Company to Executive to the same extent that actively employed senior executives of the Company are permitted to make such changes.

            (c) Prior to the Effective Time, CNB shall take all necessary and appropriate actions to (i) cause $28,000 to be contributed to the annuity contract provided for under the terms of the Supplemental Retirement Annuity Agreement (the "SRAA") between Executive and CNB, dated May 15, 2000, (ii) cause the transfer of such annuity contract to a "rabbi trust," the terms of which shall provide for the payment of benefits to Executive and his beneficiaries in accordance with the terms of the SRAA, and (iii) amend the SRAA as necessary or appropriate to reflect the terms of this Section 4(c).

         5. OTHER PLANS AND BENEFITS; AUTOMOBILE LEASE.

            (a) The Company agrees that in addition to any compensation and benefits provided for in this Agreement, Executive shall be entitled to benefits in accordance with the plans, practices, programs and policies of CNB which covered Executive, or in which Executive participated, prior to the Effective Time, including but not limited to the Deferred Compensation Plan for Certain Executive Employees and Directors of Central National Bank, Canajoharie (the "DCP") and the SRAA.

            (b) Prior to the Effective Time, CNB shall take, or cause to be taken, all such actions as may be necessary or appropriate to (i) relieve Executive of all liability and obligation under Executive's existing lease of a 2001 Cadillac and to cause Executive to be indemnified for any liability or obligation with respect to such lease or automobile and (ii) amend the DCP to provide that benefit payments to Executive under the DCP shall be made only upon at least one year's advance, irrevocable, written notice by Executive to the Company pursuant to which Executive shall specify the date and form of payment of his benefits under the DCP.

         6. OFFICE AND SERVICES. For a one-year period after the Effective Time, the Company shall furnish Executive with office space, secretarial assistance and such other reasonable facilities and services commensurate with Executive's status as former Chief Executive Officer of CNB.

         7. EXPENSES. The Company shall pay to Executive all legal fees and expenses (but not taxes, penalties or interest on taxes or penalties) incurred by Executive (a) in seeking to obtain or enforce any provision of this Agreement or (b) in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment or benefit provided hereunder or under other plans and programs of


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CNB, the Company or any of their affiliates. Such payments shall be made within five (5) business days after delivery of Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

         8. ALLOCATION. Prior to the Effective Time, Executive and the Company shall agree to a mutually acceptable allocation of the compensation and benefits provided to Executive hereunder to Executive's covenants hereunder.

         9. PAYMENT OBLIGATIONS ABSOLUTE. The Company's and CNB's obligation hereunder to pay Executive the amounts and to make the benefit and other arrangements provided for herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which CNB or the Company or any of their affiliates may have against him or anyone else. Except as provided in
Section 7 of this Agreement, all amounts payable by the Company hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Company shall be final, and the Company will not seek to recover all or any part of such payment from Executive, or from whomsoever may be entitled thereto, for any reason whatsoever.

         10. SUCCESSORS. In addition to any obligations imposed by law upon any successor to the Company, the Company shall be obligated to require any successor (whether direct or indirect and whether by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business, property and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. In the event of such a succession, references to the "Company" herein shall thereafter be deemed to include such successor. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement.

         11. SEVERABILITY. The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

         12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of CNB, the Company and Executive with respect to the subject matter of this agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter of this Agreement have been made by either party which are not expressly set forth in this Agreement.

         13. AMENDMENT. This Agreement may not be amended or modified at any time except by written instrument executed by the Company, Executive and, if prior to the Effective Time, CNB.


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         14. TAXES. The Company shall be entitled to withhold from amounts to be paid hereunder any federal, state or local withholding or other taxes or charges which it is from time-to-time required to withhold.

         15. GOVERNING LAW. This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

         16. NOTICE. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when actually received by Executive or actually received by the Company's or CNB's Secretary, as the case may be. If mailed, such notices shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to the Secretary of the Company at its headquarters (currently located at 52 South Broad Street, Norwich, NY 13815), if to CNB, to the Secretary of CNB at its headquarters (currently located at 24 Church Street, Canajoharie, NY 13317), or if to Executive, at the address set forth below Executive's signature to this Agreement, or to such other address as the party to be notified shall have theretofore given to the other party in writing.

         17. NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         18. HEADINGS. The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         19. COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered the same hereunder.

         20. TERMINATION. This Agreement shall terminate in the event that the Merger Agreement terminates in accordance with Section 12 thereof.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



                                         CNB Financial Corp.

                                         By:______________________
                                              Peter J. Corso
                                              Executive Vice President and
                                              Chief Financial Officer


                                         NBT Bancorp Inc.

                                         By: ________________________
                                              Daryl R. Forsythe
                                              President and Chief Executive
                                              Officer

                                         By: ________________________
                                              Donald L. Brass
                                              841 Greenthorne Blvd.
                                              Schenectady, NY 12303


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